CONSENT OF INDEPENDENT AUDITORS


We consent to the  incorporation by reference in  this Annual Report  (Form
10-K) of TCBY Enterprises, Inc. of our report dated January 18, 1996, included in the 1995 Annual Report to Stockholders of TCBY Enterprises, Inc.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-37484) pertaining to the 1989 Stock Option Plan of TCBY Enterprises, Inc. of our report dated January 18, 1996, with respect to the consolidated financial statements incorporated herein by reference in this Annual Report (Form 10-K) of TCBY Enterprises, Inc.


                              /s/ Ernst & Young LLP
                                  _____________________
                                  Ernst & Young LLP


Little Rock, Arkansas
February 22, 1996